UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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STRATASYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATASYS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	3:30 p.m. Central Daylight Time, on Tuesday, May 8, 2007

Place	Biaggi’s Restaurant
8251Flying Cloud Drive, Suite 3010
Eden Prairie, Minnesota 55344

Items of Business
• To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
• To consider and vote upon a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 30,000,000.
• To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on March 23, 2007.

Voting

We urge you to read this proxy statement and vote your shares promptly.  You may vote your shares in person by attending the Annual Meeting or by signing and returning the form of proxy in the enclosed envelope.  You may revoke your proxy at any time before it is voted, and if you wish, you may attend the Annual Meeting and vote in person even if you have previously signed a proxy.  Specific instructions to be followed in order to vote are set forth on the enclosed proxy card or voting instruction form provided by your broker, trustee or nominee.

By Order of the Board of Directors

ROBERT F. GALLAGHER
Chief Financial Officer and Secretary

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are first being distributed on or about April 4, 2007.

i

STRATASYS, INC.
14950 Martin Drive
Eden Prairie, Minnesota 55344-2020
952.937.3000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2007

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders to be held at 3:30 p.m., Central Daylight Time, on May 8, 2007 at Biaggi’s Restaurant, 8251 Flying Cloud Drive, Suite 3010, Eden Prairie, Minnesota 55344.  This proxy statement provides information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) for the purpose of assisting you in voting your shares.

How can I obtain Stratasys’ Form 10-K?

A copy of our 2006 Annual Report on Form 10-K is enclosed as a part of our 2006 Annual Report to Stockholders (including beneficial owners of our common stock).  Our Form 10-K is also available via our website at www.stratasys.com, or via the SEC’s website at www.sec.gov.  Stockholders may also obtain a copy of our Form 10-K free of charge upon written request to Stratasys, Inc., Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344.

What items of business will be voted on at the Annual Meeting?

•	The election of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

•	The approval of a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 30,000,000.

We will also consider any other business that is properly brought before the Annual Meeting.

How does the Board recommend I vote?

Our Board recommends that you vote FOR each of the named director nominees and FOR the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000.

What shares can I vote?

Our only class of stock outstanding is common stock, par value $.01 per share (“common stock”).    Each share of common stock outstanding as of the close of business on the record date, March 23, 2007, is entitled to one vote on all items of business at the Annual Meeting.  You may vote all shares you owned at that time, which may be (1) shares held directly in your name as the stockholder of record and (2) shares held for you as beneficial owner through a broker, trustee or other nominee such as a bank.  On the record date, there were 11,170,056 shares of common stock outstanding and entitled to vote.  There were 102 stockholders of record on the record date.  The closing price of the common stock for that date, as quoted on the Nasdaq Global Select Market, was $43.39.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer Company, you are considered to be, with respect to those shares, a stockholder of record, and these proxy materials are being sent directly to you by Stratasys.  You should have stock certificates for those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the Annual Meeting.  We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee.  As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the Annual Meeting.

As a beneficial owner is not the stockholder of record, you may not vote these shares directly at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted on a ballot.  Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form you are provided.

You may cast your vote by proxy as follows:

•

By Internet—Stockholders of record may vote using the Internet by voting at the website listed on the enclosed proxy card.  Beneficial owners may vote by accessing the website specified on the voting instruction form provided by their brokers, trustees or nominees.  Please check the voting instruction form for Internet voting availability.

•

By telephone—Stockholders of record may vote by using the toll-free telephone number listed on the enclosed proxy card.  Beneficial owners may vote by telephone by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

•

By mailing the proxy card—Stockholders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying pre-addressed postage paid envelope.  Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their brokers, trustees or nominees and mailing them in the enclosed pre-addressed envelope.

Are the proxy statement and annual report available electronically?

This proxy statement and our 2006 Annual Report on Form 10-K are available on our website at www.stratasys.com, or at the SEC’s website at www.sec.gov.

Can I change my vote?

If you are a stockholder of record and have submitted a proxy card, you can change your vote by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you vote again.  You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case, to Stratasys, Inc., Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344, or by notifying our Secretary at the Annual Meeting.  We must receive any such revocation of proxy by 5:00 p.m., Central Daylight Time, on May 7, 2007, for it to be effective.

If you voted on the Internet or by telephone, you may change your vote by voting at the Annual Meeting or by following the instructions for changing your vote on the enclosed proxy card.

If your shares are held in street name or by a broker, trustee or nominee, you may change your vote by following the instructions provided to you by your broker, trustee or nominee.  If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the Annual Meeting in order to establish the quorum necessary to hold the meeting and conduct business.  Shares are counted as present at the Annual Meeting if the stockholder attends the meeting in person or is represented at the meeting by proxy.

What is the voting requirement to approve the election of directors, the amendment of our Amended and Restated Certificate of Incorporation, and any other proposal and how are votes counted?

•

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting.  In the election of directors, you may vote for all of the nominees or you may withhold your vote with respect to one or more of the nominees.

•

To approve the amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of our common stock to 30,000,000, stockholders holding a majority of our outstanding shares of common stock entitled to vote are required to vote in favor of the amendment.  You may vote for or against the amendment or you may abstain.

You may vote for any other proposals properly brought before the Annual Meeting, or you may abstain.  If you abstain, the abstention has the same effect as a vote against the proposal.  If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct.  If you sign and return your proxy card or voting instruction form without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board.  The proxy holders will vote in their discretion on any other matters that properly come before the Annual Meeting.

If you are a stockholder of record and do not return your proxy card, or do not vote via the Internet or by telephone, your shares will not be voted.  However, if you hold shares beneficially in street name, the result will be different.  If you do not return the voting instruction form, your broker may vote your shares in certain circumstances and on certain proposals.  Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for the purposes of voting on non-discretionary matters.  Such shares have no impact on the outcome of such proposals.

What happens if additional matters are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, S. Scott Crump and Thomas W. Stenoien, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with their best judgment.  If for any unforeseen reason any of our nominees is not available as a candidate for reelection as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will count the votes?

We will appoint two individuals to act as inspectors of election to tabulate the votes cast at the Annual Meeting.

What does it mean if I receive more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks.  Please complete, sign, date and return to us each proxy card and voting instruction form you receive.

Who will pay the costs of soliciting votes for the Annual Meeting?

Stratasys is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing these proxy materials and soliciting votes with respect to the Annual Meeting.  In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by certain of our directors, officers and other employees, who will not receive any additional compensation for such activities.  We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our common stock.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.  You can access that Form 10-Q, and all of our other reports filed with the SEC, at our website, www.stratasys.com, or at the SEC’s website, www.sec.gov.

Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting.  It will also be available during business hours for ten days prior to the date of the Annual Meeting, at our principal executive office, 14950 Martin Drive, Eden Prairie, Minnesota.  A stockholder of record of our common stock may examine the list for any purpose germane to the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s Annual Meeting?

If a stockholder intends to present a proposal at our next Annual Meeting of Stockholders, we must  receive it no later than December 6, 2007, in order for it to be included in the proxy statement and form of proxy relating to that meeting.  If the date of the meeting is changed by more than 30 calendar days from the date on which this year’s meeting is held, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, we must receive the proposal at our principal executive office at a reasonable time before the solicitation of such proxies for such meeting is made.

Stockholder proposals for business matters to be conducted at the 2008 Annual Meeting, including nominations of persons to serve as directors of Stratasys, but not to be considered for inclusion in our proxy statement and form of proxy relating to our 2008 Annual Meeting, must be received no later than February 19, 2008.  Such proposals should be directed to our Secretary at 14950 Martin Drive, Eden Prairie, Minnesota 55344.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the 2007 Annual Meeting, please read this Proxy Statement and promptly vote your shares on the Internet, by telephone or by completing, signing, and dating your enclosed proxy or voting instruction form and returning it in the enclosed envelope.

PROPOSAL 1.
ELECTION OF DIRECTORS

Our Board of Directors currently has six members.  The directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.  Proxies not marked to the contrary will be voted FOR the election to the Board of Directors of the following six persons, all of whom are incumbent directors.  All nominees were elected as directors at the 2006 Annual Meeting.  The following information provides the age and business experience as of March 16, 2007, of the nominees for election.  All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected.

S. Scott Crump, age 53, has served as our Chief Executive Officer, President, Treasurer and a director since our inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. Mr. Crump is, with Lisa H. Crump, his wife, a co-founder of Stratasys, and he is the inventor of Stratasys’ FDM® technology. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which later changed its name to SI Technologies, Inc., a leading manufacturer of force, load and pressure transducers.  Mr. Crump continued to be a director and shareholder of that company until its sale to Vishay Intertechnologies, Inc. (NYSE: VSH) in April 2005.  Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of Stratasys.

Ralph E. Crump, age 83, has been a director of Stratasys since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He was a founder and director of Osmonics, Inc., now GE Osmonics, a manufacturer of reverse osmosis water filtration devices, until it was acquired by General Electric Company (NYSE:GE) in February 2003.  Mr. Crump was chairman of SI Technologies, Inc. until April 1, 2005, when it was sold to Vishay Intertechnologies, Inc. (NYSE: VSH).  In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until it was acquired by Revlon in 1986. Mr. Crump is also a director of Mity Enterprises, Inc. (Nasdaq: MITY), a manufacturer of institutional furniture. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of S. Scott Crump.

Edward J. Fierko, age 66, has been a director of Stratasys since February 2002. Since May 2003, Mr. Fierko has been President of EJF Associates, a consulting firm. From March 2003 to May 2003, Mr. Fierko was Vice President of GE Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices. From November 1999 through February 2003, he served as President and Chief Operating Officer of Osmonics, and from November 1998 to September 1999 he served as Executive Vice President of Osmonics. From September 1987 to August 1998, Mr. Fierko was President and CEO of Ecowater International, a holding company with operating companies in the water, waste and special process treatment industry. Prior to that, Mr. Fierko held several management positions over a 23-year career at General Electric Company.

Clifford H. Schwieter, age 59, has been a director of Stratasys since 1994. In 2002, Mr. Schwieter became the President and Chief Executive Officer of Concise Logic, Inc., a software development company focused on semiconductor design tools. From 1994 to 2002, Mr. Schwieter was the President and a Managing Director of C.H. Schwieter and Associates, a management and financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE’s Calma Company from 1985 to 1986 and was responsible for that subsidiary’s worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

Arnold J. Wasserman, age 69, has been a director of Stratasys since 1994. Mr. Wasserman has been a principal of Panda Financial Associates, a leasing/consulting firm, for more than 35 years. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is the lead independent director and chairman of the audit committee of MTM Technologies, Inc. (Nasdaq: MTMC).

Gregory L. Wilson, age 59, has been a director of Stratasys since 1994. Mr. Wilson is, with his wife Kathy R. Wilson, a co-founder of Mity Enterprises, Inc. (Nasdaq:MITY), a manufacturer of institutional furniture, and has served as Chairman of the Board of that company since its inception in 1987. From its inception until May 2002, he also served as President of Mity. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. Mr. Wilson served as a Financial Analyst at the Ford Motor Company and as General Manager of the Stereo Optical Company in Chicago, Illinois. Mr. Wilson also serves on the board of directors of Broda Enterprises, Waterloo, Ontario, Design Imaging, Inc., Salt Lake City, Utah, and the Central Utah Advisory Board of Well Fargo Bank.

Board Independence.

Our Board of Directors has determined that none of our directors, except S. Scott Crump, the Chairman of the Board, President and Chief Executive Officer, and Ralph E. Crump, S. Scott Crump’s father, have a relationship with Stratasys, either as an officer or employee of Stratasys or its subsidiaries or any other relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Therefore, each non-management director, other than Ralph E. Crump, is independent within the meaning of the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards for director independence.  The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Only independent directors serve on the standing committees of the Board, and accordingly, all members of those committees are also independent.

Availability of Information and Communications with the Board.

We have established a Corporate Governance section on our website, at www.stratasys.com, which is accessible by clicking “Investors” and then clicking “Corporate Governance.”  The charters of our Nominating and Corporate Governance Committee and Audit Committee, as well as our Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, are posted there.  Additional materials may be added in the future.  This proxy statement and the 2006 Annual Report on Form 10-K are also available on our website.  Stockholders may also obtain free printed copies of these materials by contacting Investor Relations as follows:

Stratasys, Inc.
14950 Martin Drive
Eden Prairie, Minnesota 55344
Attention: Shane Glenn – Director of Investor Relations

Email: sglenn@stratasys.com

You may address written communications to our non-management directors or, if requested, the full Board of Directors, by mail or courier to Stratasys, Inc., Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344, or by email to Shane Glenn, sglenn@stratasys.com.

Directors are expected to attend our annual meetings of stockholders.  All members of the Board attended the 2006 Annual Meeting of Stockholders.

Meetings of the Board of Directors and Executive Sessions.

Our Board of Directors held eight meetings in 2006, three of which were conducted by telephone conference call.  Each director attended at least 75% of the aggregate number of Board meetings and Board committee meetings on which that director served during 2006.  Independent directors meet separately without management or non-independent directors present before each scheduled meeting of the Board of Directors.

Board Committees.

Audit Committee.  The Audit Committee is composed of four non-management directors.  The current members are Arnold J. Wasserman (Chairman), Edward J. Fierko, Clifford H. Schwieter and Gregory L. Wilson, all of whom served on the Committee in 2006.  The Board of Directors has determined that under the rules of the SEC and applicable Nasdaq listing standards, all of the members of the Audit Committee are independent.  The Board has also determined that Mr. Fierko qualifies under the Nasdaq standards as “financially sophisticated” and that Messrs. Fierko and Wilson each meet the SEC criteria for an “audit committee financial expert.”

The Audit Committee held six meetings in 2006, one of which was conducted by telephone conference call.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, who report directly to the Audit Committee.  In addition, the Audit Committee is responsible for addressing complaints received by Stratasys regarding any accounting, internal accounting controls or auditing matters, as well as employees’ concerns regarding any questionable accounting or auditing matters.  The duties of the Audit Committee also include reviewing and considering actions of management in matters relating to audit functions, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations.

The report of the Audit Committee appears on page 20 of this proxy statement.

Compensation Committee. The Compensation Committee is composed of four non-management directors.  The current members are Clifford H. Schwieter (Chairman), Edward J. Fierko, Arnold J. Wasserman and Gregory L. Wilson, all of whom served on the Committee in 2006.  The Board of Directors has determined that under applicable Nasdaq listing standards, all of the members of the Compensation Committee are independent.

The Compensation Committee held two meetings in 2006.  The Compensation Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers.  It also administers our stock option and incentive compensation plans and recommends the establishment of and monitors the compensation and incentive program for all Stratasys executives.

The report of the Compensation Committee appears on page 14 of this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is composed of four non-management directors.  The current members are Gregory L. Wilson (Chairman), Edward J. Fierko, Clifford H. Schwieter and Arnold J. Wasserman.  The Board of Directors has determined that under applicable Nasdaq listing standards, all of the members of the Nominating and Corporate Governance Committee are independent.  A current copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.stratasys.com.

The Nominating and Corporate Governance Committee held five meetings in 2006.  In connection with its nominating function, the Committee evaluates and recommends to the Board director nominees to fill vacancies that may occur on the Board of Directors and its standing committees.  In connection with its corporate governance function, the Committee reviews and recommends to the Board corporate governance principles applicable to Stratasys, including the evaluation and recommendation of criteria for membership on the Board and the composition and structure of the Board and its committees.

Consideration of Director Nominees.

Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

•	Judgment
•	Skill
•	Diversity
•	Experience with businesses and other organizations of comparable size
•	The interplay of the candidate’s experience with the experience of other Board members
•	The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

In addition, the Committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the Audit Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders, if they meet the criteria referred to above.  Recommendations may be made in writing and sent to the Chairman of the Nominating and Corporate Governance Committee in care of Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55344.  Such recommendations must include the following information:

•	the candidate’s name and address
•	the biographical data of the candidate
•	the candidate’s qualifications

Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis.  Any stockholder recommendation of a candidate for election at the 2008 Annual Meeting must be received no later than December 6, 2007 in order for the Nominating and Corporate Governance Committee to consider it.

Executive Officers.

In addition to S. Scott Crump, our Chairman, President, Chief Executive Officer, and Treasurer, the following individuals serve as our executive officers:

Thomas W. Stenoien, age 56, was appointed as our Chief Operating Officer in March 2005.  Mr. Stenoien served as our Chief Financial Officer from May 1997 to March 2005.  Mr. Stenoien has also served as our Executive Vice President from 2001 to March 2005 and as our Secretary from 1999 to May 2006.  Mr. Stenoien joined Stratasys in February 1993 as Controller and has also served as Director of Finance.

Robert F. Gallagher, age 51, was appointed as our Chief Financial Officer in March 2005 and was appointed as our Secretary in May 2006. Before joining Stratasys, Mr. Gallagher was the Chief Financial Officer of Selas Corporation of America, a manufacturer of micro-miniature components for the electronics industry, which is now known as Intricon Corporation.  From October 2000 until June 2002, he was Chief Financial Officer for Visionics Corporation, a provider of biometric technologies and information systems.  From October 1989 until June 2000, Mr. Gallagher was employed by TSI Incorporated, a diversified precision instrument company, last holding the position of Chief Financial Officer.  From June 2005 to present, Mr. Gallagher has served on the Board of MOCON (Nasdaq: MOCO), Inc., where he is also a member of the audit committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by (i) each person known by us to be the owner of more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 14 (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group as of March 16, 2007.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and is not necessarily indicative of beneficial ownership for any other purpose.  Shares of our common stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.  We based our calculations of the percentage owned on 10,287,037 shares outstanding on March 16, 2007.

Except as otherwise indicated, each director and Named Executive Officer (1) has sole investment and voting power with respect to the securities indicated or (2) shares investment and/or voting power with that individual’s spouse.

The address of each director and Named Executive Officer listed in the table below is c/o Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55344.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Directors and Officers
S. Scott Crump	409,925	(1)	3.96%
Thomas W. Stenoien	62,640	(2)	*
Robert F. Gallagher	45,000	(3)	*
Ralph E. Crump	429,670	(4)	4.14%
Edward J. Fierko	116,700	(5)	1.12%
Clifford H. Schwieter	72,588	(6)	*
Arnold J. Wasserman	96,000	(7)	*
Gregory L. Wilson	90,000	(8)	*
All directors and executive officers (8 persons)	1,322,523	(9)	12.16%
Beneficial Owner of More Than 5%
Lord, Abbett & Co. LLC	1,435,620	(10)	14.27%
William Blair & Company, L.L.C.	685,951	(11)	6.82%
Merrill Lynch & Co.	616,840	(12)	5.97%
Burgundy Asset Management Ltd.	609,717	(13)	6.1%
Mairs and Power, Inc.	572,160	(14)	5.7%

* Represents less than 1% of our outstanding common stock.
(1)

Includes 70,000 shares issuable upon the exercise of presently exercisable stock options. Does not include 20,000 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 124,330 shares owned of record by Mr. Crump’s wife and 675 shares owned of record by Mr. Crump’s child.  Mr. Crump disclaims beneficial ownership of the shares owned by his wife and child. In addition, Mr. Crump disclaims beneficial ownership of 169,835 shares owned of record and 90,000 shares issuable upon the exercise of presently exercisable stock options held by Ralph E. Crump, Mr. Crump’s father, and 169,835 shares owned of record by Mr. Crump’s mother.

(2)	Includes 52,400 shares issuable upon the exercise of presently exercisable stock options. Does not include 10,000 shares issuable upon the exercise of stock options that are not presently exercisable.
(3)	Includes 40,000 shares issuable upon the exercise of presently exercisable stock options.
(4)

Includes 90,000 shares issuable upon the exercise of presently exercisable stock options. Also includes 169,835 shares owned of record by Mr. Crump’s wife.  Mr. Crump disclaims beneficial ownership of all shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 214,920 shares owned of record and 70,000 shares issuable upon the exercise of presently exercisable stock options held by S. Scott Crump, 675 shares held by Mr. Crump’s grandchild, and 124,330 shares owned of record by Mr. Crump’s daughter-in-law.

(5)	Includes 90,000 shares issuable upon the exercise of presently exercisable stock options.
(6)	Includes 70,000 shares issuable upon the exercise of presently exercisable stock options.
(7)	Includes 90,000 shares issuable upon the exercise of presently exercisable stock options.
(8)	Represents 90,000 shares issuable upon the exercise of presently exercisable stock options.
(9)	Includes 592,400 shares issuable upon the exercise of presently exercisable stock options.
(10)

Represents shares of common stock beneficially owned as of February 14, 2007, as indicated on the report on Schedule 13G/A filed by Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, New Jersey 07302.  Lord, Abbett & Co. LLC has sole voting power with respect to 1,209,220 shares and sole dispositive power with respect to 1,435,620 shares.  The percentage of outstanding shares owned is based on the number of shares outstanding on December 29, 2006 and assumes no acquisition or disposition by Lord, Abbett & Co. LLC since February 14, 2007.

(11)

Represents shares of common stock beneficially owned as of January 10, 2007, as indicated on the report on Schedule 13G filed by William Blair & Company, L.L.C., 222 W. Adams, Chicago, Illinois 60606.  William Blair & Company, L.L.C. has shared voting and dispositive power with respect to 685,951 shares.  The percentage shares owned is based on the number of shares outstanding on December 31, 2006 and assumes no acquisition or disposition by William Blair & Company, L.L.C. since January 10, 2007.

(12)

Represents shares of common stock beneficially owned as of February 8, 2006, as indicated on the report on Schedule 13G filed by Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.  Merrill Lynch & Co., Inc. has shared voting and dispositive power with respect to 616,840 shares.  The percentage shares owned is based on the number of shares outstanding on December 31, 2005 and assumes no acquisition or disposition by Merrill Lynch & Co., Inc. since February 8, 2006.

(13)

Represents shares of common stock beneficially owned as of February 14, 2007, as indicated on the report on Schedule 13G filed by Burgundy Asset Management Ltd., 181 Bay Street, Ste. 4510, Toronto, Ontario M5J 2T3.  Burgundy Asset Management Ltd. has sole voting and dispositive power with respect to the 609,717 shares.  The percentage of outstanding shares owned is based on the number of shares outstanding on February 1, 2007 and assumes no acquisition or disposition by Burgundy Asset Management Ltd. since February 14, 2007.

(14)

Represents shares of common stock beneficially owned as of February 12, 2007, as indicated on the report on Schedule 13G filed by Mairs and Power, Inc., 332 Minnesota Street, W-1520 First National Bank Building, St. Paul, MN 55101. Mairs and Power, Inc. has sole voting power with respect to 464,300 shares and sole dispositive power with respect to 572,160 shares.  The percentage shares owned is based on the number of shares outstanding on December 31, 2006 and assumes no acquisition or disposition by Mairs and Power, Inc. since February 12, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2006, we believe that all Section 16(a) reporting requirements applicable to our executive officers and directors in 2006 were satisfied in a timely fashion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Our Compensation Committee is principally responsible for developing our company-wide compensation program.  This program is designed to enable all of our employees to receive an annual cash bonus if Stratasys achieves or exceeds the annual performance goals that the Committee establishes.   In addition, our compensation program rewards our executives for long-term company performance.  The objectives of our compensation program are:

•	To attract, retain, motivate and incentivize our employees to help us achieve our business objectives
•	To encourage and reward superior individual performance
•	To encourage teamwork and reward group performance within our company
•	To align the interests of our executives with those of our stockholders by incentivizing increases in the long-term value of our company

Development of Our Compensation Program

In connection with the development of their annual business and financial plan each November, our management team establishes annual company and individual goals for the ensuing year.  Consistent with those goals, management makes recommendations for compensation for our executives for that year.  Under the plan, executive compensation consists of base salary, annual incentive compensation and long-term incentive compensation.  The Committee reviews and evaluates management’s recommendations and reaches consensus with management on a final proposal.  The Committee then presents the final proposal to the full Board of Directors, which adopts a final compensation program to be implemented for the next year.

In reviewing and finalizing the annual compensation program, the Committee compares our executives’ compensation with compensation paid to executives at 15 to 25 other similar manufacturing companies of comparable size in the Midwest Region.  Riley, Dettmann & Kelsy, LLC, an executive compensation consulting firm in Minnetonka, MN, assists the Committee in making this evaluation, and the Committee also reviews an annual list of compensation at comparable companies compiled by the Minneapolis-based law firm of Dorsey & Whitney.  The Committee generally targets our executive compensation within the third quartile of executive compensation for comparable companies.

The Components of Our Compensation Program

Base Salary.  Executives’ annual base salaries are based on their individual performance in the prior year, job responsibilities, expected future contributions and salaries paid to executives with similar responsibilities at comparable companies.  As we seek to weigh total compensation more heavily toward incentives, base salaries for our executives tend to range near the median salary for executives at comparable companies.

In November 2005, the Committee established the 2006 base salary of Scott Crump, our Chief Executive Officer, based on his then-current salary, his and our company’s performance during 2005, salaries of CEO’s at comparable companies, and his expected contribution for 2006.  In light of these factors, the Committee approved a 15.8% increase in Mr. Crump’s annual base salary from $164,092 to $190,000.

Our CEO proposes the base salaries for Thomas W. Stenoien, our Chief Operating Officer, and Robert F. Gallagher, our Chief Financial Officer.  At the same November 2005 meeting in which the Committee established Mr. Crump’s compensation, the Committee also established base salaries for Mr. Stenoien and Mr. Gallagher.  Based on factors similar to those for Mr. Crump, as well as the management and financial performance of the groups for which Messrs. Stenoien and Gallagher are responsible, the Committee approved a 23% increase in Mr. Stenoien’s base salary from $130,000 to $160,000, consistent with Mr. Stenoien’s promotion to Chief Operating Officer, and a 4% increase in Mr. Gallagher’s base salary from $175,000 to $182,000.  The Committee determined that Mr. Gallagher’s duties and responsibilities have a less direct impact on achievement of our performance goals than Mr. Crump’s or Mr. Stenoien’s.  Therefore, it has recommended that Mr. Gallagher’s total compensation be more heavily weighted to his base salary than Messrs. Crump and Stenoien, whose total compensation is more significantly weighted to their incentive compensation plans.

Annual Incentive Compensation.    We employ a “management by objectives” philosophy at Stratasys and align annual incentive compensation for our executives with their achievement of the objectives that we establish for them.  Executives responsible for internal operating or management groups, such as research and development, manufacturing, system sales and human resources, have different management objectives.  These objectives may include:

•	The number of new products or product enhancements introduced.
•	Development of specific training programs.
•	Implementation of new manufacturing procedures.
•	Development of new or improved inventory ordering and control procedures.
•	Sales of a specific number of systems.

We base annual incentive compensation for our CEO, COO and CFO on achieving corporate financial objectives, including, from time to time, revenue, operating profit, backlog, net income, earnings per share and other such financial metrics.

The Committee establishes a target bonus for each executive, which will be paid if specified objectives are met.  An executive can earn from 100% to 125% of the target bonus depending upon achievement of the objectives.  Our annual plan establishes quarterly and annual performance objectives for our executives.  Consistent with our desire to have our executives achieve the interim plan objectives, we pay bonuses quarterly based upon achievement of the interim plan goals.

If Stratasys does not achieve the performance goals that would result in a payment of 100% of the target amount, the Board will consider payment of a bonus based on actual company performance.  Conversely, if we surpass the performance goals that would result in a payment of 125% of the target amount, the Board may award an additional bonus.  The amount of the bonus varies in the discretion of the Board.

From time to time, circumstances arise in which an executive achieves some interim plan objectives, but fails to achieve annual plan objectives, resulting in an overpayment of the bonus for the year.  In that instance, we negotiate a repayment plan with the executive.  We also have circumstances in which an executive is unable to achieve his or her management objectives due to circumstances beyond his or her control.  In those instances, our Board of Directors may grant a bonus to the executive based upon the individual’s performance and the performance of the executive’s group in light of the adverse circumstances.

In 2006, the Committee based 50% of annual incentive compensation for Messrs. Crump, Stenoien and Gallagher on achievement of the 2006 corporate revenue objective and 50% on achievement of the 2006 corporate operating income objective.  Based on our performance in these categories in 2006, we awarded Mr. Crump an annual incentive bonus of $69,000, which was 69.0% of his target bonus; Mr. Stenoien an annual bonus of $62,100, which was 69.0% of his target bonus; and Mr. Gallagher an annual bonus of $28,810, which was 66.7% of his target bonus.

Stock Option Awards.  Since the inception of Stratasys, we have granted stock options as the principal long-term equity incentive for our executives and employees.  Stock options enable recipients to derive a financial gain from the appreciation in our stock price from the date that the option is granted to the date of exercise, which we believe aligns the interests of our executives and employees with the long-term interests of our stockholders.

The Committee recommends all stock option awards to the full Board of Directors, which makes all awards.  We set the exercise price of our stock options at the closing price of our common stock on Nasdaq on the date of grant.  Options vest in equal annual installments over four years and generally have a term of ten years.    The Board generally awards stock options when it approves the annual compensation plan, which may range between November and February, depending on when the final plan is approved.  The Board makes interim awards of stock options to new executive hires as those executives join our company.  The Committee has determined the number of options to be granted on the basis of, among other things, the overall annual compensation plan for executives, the number of options granted to executives at peer group companies, and the Black-Scholes estimate of the value of the options granted.

The Board made stock option awards to our executives for 2006 in November 2005.  The Board granted 20,000 options to Mr. Crump and 15,000 options to each of Mr. Stenoien and Mr. Gallagher.  The exercise price of the options was $24.97 per share.  All of the options vested immediately on the date of grant.  The Board authorized immediate vesting of these options to avoid the adverse effect of vesting on our earnings per share in subsequent years under FAS 123(R).  The Board believed that the award of immediately vested options would still act as a long-term incentive and retention vehicle.

In light of the impact that the grant of stock options would have on our earnings per share under FAS 123(R), the Committee is presently evaluating the long-term equity component of our compensation program.  Accordingly, it has not yet made any stock option recommendations or other awards of long-term equity compensation for 2007.

Benefits.  Our executives, including the Named Executive Officers, receive the same benefits as all of our other employees.  This includes health insurance, paid vacation and matching contributions to our 401(k) plan of up to $3,000 per year.  Our executives do not receive any additional benefits, nor are they entitled to any specific perquisites as a part of our compensation program.  We believe that our benefits are competitive with comparable peer group companies.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program.  We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2007 Annual Meeting.

Compensation Committee:

Clifford H. Schwieter, Chairman
Edward J. Fierko
Arnold J. Wasserman
Gregory L. Wilson

Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer for the fiscal year ended December 31, 2006 (the “Named Executive Officers”).  We did not have any other executive officers during 2006.

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)	Total ($)

S. Scott Crump, Chairman, President and Chief Executive Officer	2006	190,000	210,630	69,000	8,229	477,859
Thomas W. Stenoien Chief Operating Officer	2006	160,000	105,652	62,100	3,000	330,752
Robert F. Gallagher Chief Financial Officer	2006	182,000	-0-	29,808	3,000	214,808

(1)

The amounts in this column reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R).  These amounts include options granted in 2003 and 2004 for stock option awards as described in footnote 12 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.

(2)	The amounts in this column are payments of annual incentive bonuses.

Grants of Plan-Based Awards

We did not make any equity or non-equity incentive plan awards to the Named Executive Officers during the fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2006:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Option Exercise Price ($)	Option Expiration Date

S. Scott Crump	20,000 20,000 18,000 8,000	-0- -0- 12,000 12,000	24.97 28.96 28.60 28.85	11/17/2010 02/27/2010 11/03/2009 01/06/2010
Thomas W. Stenoien	20,000 15,000 9,000 4,800 4,000 2,220	-0- -0- 6,000 -0- 6,000 -0-	28.96 24.97 28.60 2.03 28.85 2.00	02/27/2010 11/17/2010 11/03/2009 10/08/2007 01/06/2010 01/08/2007
Robert F. Gallagher	25,000 15,000	-0- -0-	28.33 24.97	03/30/2010 11/17/2010

Option Exercises and Stock Vested

The following table shows the number of shares of our common stock acquired upon exercise of options held by the Named Executive Officers during the fiscal year ended December 31, 2006:

Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

S. Scott Crump	30,000 15,000	848,610 434,550
Thomas W. Stenoien	-0-	-0-
Robert F. Gallagher	-0-	-0-

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon the exercise of, and the weighted-average exercise price of, outstanding options, warrants and rights, and the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders*	1,152,920	$26.02	260,583

*	We do not have any equity compensation plans that have not been approved by security holders.

Director Compensation

As more fully described below, the following table summarizes the compensation during 2006 for each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)

Ralph Crump	20,250	-0-	20,250
Edward J. Fierko	29,000	-0-	29,000
Clifford H. Schwieter	27,750	-0-	27,750
Arnold J. Wasserman	32,750	-0-	32,750
Gregory L. Wilson	27,750	-0-	27,750

(1)

Options with respect to 2006 were awarded on November 17, 2005. Each director received an option to purchase 20,000 shares at an exercise price of $24.97, which was the closing price of our common stock on November 17, 2005.

Director Compensation Policies.

S. Scott Crump, the Chairman of the Board, President, Chief Executive Officer and Treasurer, is the only director who is also an employee of Stratasys.  He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

Directors who are not employees of Stratasys (“non-management directors”) received an annual fee for Board service of $12,000 as compensation as well as attendance fees of $1,500 for each meeting of the Board attended in person and $250 for each meeting attended by telephone.  Each independent director will receive $2,500 per year for committee service and $250 for attendance at each committee meeting not held in conjunction with a regularly scheduled meeting of the Board.  The Chairman of the Audit Committee receives an additional $5,000 per year.  Directors are reimbursed for travel and other reasonable expenses incurred for the purpose of attending meetings of the Board and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006:

•	None of the members of our Compensation Committee was an officer or former officer or employee of Stratasys or any of our subsidiaries;
•

None of the members of our Compensation Committee entered into or agreed to enter into any transaction or series of transactions with us or any of our subsidiaries in which the amount involved exceeded $120,000;

•

None of our executive officers served on the compensation committee (or another board committee with similar functions) of any entity in which one of that entity’s executive officers served on our Compensation Committee;

•	None of our executive officers was a director of another entity in which one of the entity’s executive officers served on our Compensation Committee; and
•

None of our executive officers served on the compensation committee (or another board committee with similar functions) of another entity in which one of that entity’s executive officer’s served on our Board of Directors.

RECOMMENDATION:

The Board of Directors Unanimously Recommends That You Vote FOR
the Election of the Nominees Listed in Proposal 1.

PROPOSAL 2.  AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED FROM 15,000,000 SHARES TO 30,000,000 SHARES

Our Board of Directors has approved an Amendment to our Amended and Restated Certificate of Incorporation to authorize us to issue an additional 15,000,000 shares of common stock. The text of the proposed Amendment is annexed as Appendix A.

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

Purpose of the Amendment

We are presently authorized to issue 15,000,000 shares of common stock.  As of March 16, 2007, of the 15,000,000 shares of common stock authorized, 10,287,037 shares were issued and outstanding, and 1,270,708 shares of common stock were reserved for issuance under our 1998 Incentive Stock Option Plan, our 2000 Incentive Stock Option Plan, and our 2002 Long-Term Performance and Incentive Plan.  In addition, 225,000 shares of common stock are reserved for issuance upon the exercise of currently exercisable warrants.

The 15,000,000 additional shares of common stock to be authorized would provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. Additional shares of common  stock would also be available to the Company for stock dividends or splits should our Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of our common  stock. The additional shares would be available for issuance for these and other purposes, subject to the laws of Delaware and Nasdaq rules, at the discretion of our Board of Directors without, in most cases, the delays and expenses attendant to obtaining further stockholder approval. To the extent required by Delaware law or Nasdaq rules, stockholder approval will be solicited in the event shares of stock are to be issued in connection with a merger.

Specifically, our Board is considering use of a number of the additional shares of common stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of common stock.  However, the final decision on when or whether to implement a stock split and the magnitude of the stock split will be based on market conditions and remain in the Board’s sole discretion.  The proposed increase in the number of authorized shares of common stock would be necessary for any stock split, because the current number of authorized shares of common stock that are not reserved or outstanding is not sufficient to effect a meaningful stock split.  Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this proxy statement and will not be solicited in the future in order to effect a stock split, if approved by our Board.

The objective of a stock split would be to lower the market price of the common stock in inverse proportion to the stock split.  Such lower price would be expected to increase the liquidity and broaden the marketability of the common stock to a larger group of investors.  The Board may decide, however, in the best interests of Stratasys and due to market conditions or otherwise, not to effect a stock split.  Therefore, no assurances can be given that the Board will effect a stock split, even if the Amendment is approved.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock.  Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.  A stock split, should it be effected, would reduce the Company’s earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in Stratasys.

Although our Board of Directors does not consider the proposed Amendment to our Amended and Restated Certificate of Incorporation to be an antitakeover proposal, the ability to issue additional shares of common stock could also be used to discourage hostile takeover attempts of Stratasys.  Among other things, the additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of Stratasys, or the Board could adopt a stockholders’ rights plan that would provide for the issuance of additional shares of common stock in the event of certain purchases not approved by the Board of Directors.

Other than its consideration of a possible stock split, our Board of Directors has no current plans, arrangements, agreements or understandings to issue any of the additional shares of common stock to be authorized under the proposed Amendment to our Amended and Restated Certificate of Incorporation.  Our Board of Directors does not intend to issue any common stock or securities convertible into or exchangeable for common stock, except on terms that our Board of Directors deems to be in the best interest of Stratasys and our stockholders.

RECOMMENDATION:

The Board of Directors Unanimously Recommends That You Vote FOR  the Amendment to our Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock to 30,000,000 Shares Described in Proposal 2.

INDEPENDENT AUDITORS

The firm of Rothstein, Kass & Company, P.C. (“Rothstein Kass”) has audited our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005.  Rothstein Kass has served as our independent registered public accounting firm since December 20, 1994.  Rothstein Kass has no financial interest, either direct or indirect, in Stratasys.  At a meeting held on February 9, 2007, the Audit Committee considered whether the provision of the services, other than the services described as “Audit Fees” and “Audit-Related Fees” listed below, is compatible with maintaining the independence of Rothstein Kass, and has concluded that the provision of such services is compatible with maintaining their independence.

Although Rothstein Kass has been retained to review our quarterly financials for the period ended March 31, 2007, the Audit Committee has not yet selected independent accountants to audit our financial statements for the fiscal year ending December 31, 2007.  It was the determination of the Audit Committee that Stratasys should not be obligated at this time to retain a specific firm of independent accountants.

No representative of Rothstein Kass is expected to be present at our Annual Meeting or to make a statement or respond to questions from stockholders.

Principal Accountant Fees and Services

The aggregate fees we paid to Rothstein Kass for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005

Audit Fees	$181,000	$129,595
Audit-Related Fees	-0-	-0-

Total Audit and Audit-Related Fees	181,000	129,595
Tax Fees(a)	25,000	28,000
All Other Fees(b)	15,000	10,500

(a)	“Tax fees” consisted of fees for tax compliance and review, and tax planning and advice.
(b)	“All Other Fees” consisted of fees for the audit of our 401(k) benefit plans.

The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditors must be approved in advance.  The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members and requires any member who pre-approves such services pursuant to that authority to report his decision to the Committee.  The Audit Committee has delegated such authority to its Chair, Arnold Wasserman.

REPORT OF THE AUDIT COMMITTEE

The Stratasys Board of Directors adopted a written charter for the Audit Committee, which was amended on March 26, 2004, and is attached as Appendix B to this proxy statement.  Both this Audit Committee and the Board of Directors have determined that the Amended and Restated Audit Committee Charter states appropriate guiding principles for the Audit Committee.  In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

In accordance with the provisions of our charter, we have (i) reviewed Stratasys’ 2006 audited financial statements with management, (ii) discussed with Stratasys’ independent auditors, Rothstein, Kass & Company, P.C. (“Rothstein Kass”), the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU § 380”) as modified or supplemented, and (iii) received the written disclosures and the letter from Rothstein Kass required by Independence Standards Board Standard No. 1, as modified or supplemented. We have also discussed with Rothstein Kass and received its written confirmation that it remains independent accountants with respect to Stratasys.

As part of our responsibilities under our charter, we also reviewed Stratasys’ compliance with its Code of Ethics and the effectiveness of procedures intended to prevent violation of laws and regulations.

In addition, we have met with Rothstein Kass prior to the filing of each of Stratasys’ quarterly reports on Form 10-Q to discuss the results of its review of the financial information included in those reports.

Management has represented to us, and Rothstein Kass has confirmed, that Stratasys’ financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied upon advice and information received in our discussions with Stratasys’ management, internal accountants, and independent auditors.  This advice and information was obtained at the Committee meetings held during the year, during which we engaged both management and Rothstein Kass in current discussions.  Each quarter of the fiscal year ended 2006, we met separately with Rothstein Kass.  Based on the review and discussions referred to above, we have recommended to the Board of Directors that Stratasys’ audited consolidated financial statements for the year ended December 31, 2006 be included in its Annual Report on Form 10-K for that year.

The Audit Committee
Arnold J. Wasserman, Chairman
Edward J. Fierko
Clifford H. Schwieter
Gregory L. Wilson

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

There were no related party transactions during the two-year period ended December 31, 2006.  We do not have a formal policy with respect to related party transactions.   However, our Board is considering adopting a formal policy with respect to related party transactions.  On a yearly basis, we request that our directors and executive officers identify potential related party transactions involving such persons and/or their respective families so that such transactions can properly be disclosed.

APPENDIX A

           The following sets forth the proposed amendment to Section 4 of the Amended and Restated Certificate of Incorporation, as amended, of Stratasys, Inc., in substantially the form in which it will be filed with the Delaware Secretary of State, subject to any changes as may be required by law or otherwise deemed advisable by the Company.

(4) The total number of shares of stock that the corporation shall have authority to issue is thirty million (30,000,000) shares, all of which shall be Common Stock, with a par value of $.01 per share.

APPENDIX B

STRATASYS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER STATEMENT

On behalf of the Board of Directors, the Audit Committee’s function is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Primary responsibility for the Company’s financial reporting lies with senior management, with oversight by the Board of Directors. The Audit Committee:

•	maintains open lines of communication with the Company’s Chief Financial Officer and the senior account representative of its External Auditor;

•	is an informed, vigilant and effective overseer of the Company’s internal controls and disclosure controls and procedures for financial reporting purposes;

•	has its duties and responsibilities set forth in a written charter;

•	reports its activities to the full board on a regular basis; and

•	complies with applicable law (including Nasdaq and SEC rules) for Audit Committees.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors each of whom shall be independent as determined in accordance with applicable law (including SEC and Nasdaq rules). All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Committee members shall not receive any compensation from the Company except as allowed under applicable law (including SEC and Nasdaq rules). The Committee shall generally maintain as a member at least one “financial expert” as determined in accordance with applicable law (including SEC and Nasdaq rules). The members of the Committee shall be elected by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

MEETINGS

The Audit Committee will meet on a regular basis and special meetings will be called as circumstances require. The Company’s Chief Financial Officer will normally be present at each meeting. During most meetings the Committee will hold private sessions, as required, with legal representatives (and when appropriate, outside counsel retained to advise the Committee) to discuss legal matters which may impact the Company’s financial position. Minutes of meetings will be taken including notations as to what private sessions occur.

REQUIRED PROCESSES

1.       EXTERNAL AUDITORS

The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of any public accounting firm employed for preparing or issuing an audit report or related work (each an “External Auditor”). Each such public accounting firm shall report directly to the Audit Committee. The Committee shall have the sole authority to hire, determine funding for, evaluate and fire the External Auditor.

The Audit Committee:

a.	Selects, evaluates and replaces the External Auditor as appropriate;

b.	Reviews annual audit plans and assesses the External Auditor’s performance against plan;

c.

Receives annually from the External Auditor a formal written statement on its independence; discusses any relationships or issues that could hinder the External Auditor’s independence and objectivity; and determines if additional steps need to be taken to ensure such independence;

d.

Approves in advance all audit and non-audit services to be provided by the External Auditor which are permissible under the law. In considering whether to approve such services, the Audit Committee will consider the following:

	1)	whether the service is being performed principally for the Audit Committee;

	2)	the effects of the service, if any, on audit effectiveness and on the quality and timeliness of the Company’s financial reporting process;

	3)	whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

	4)	whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations;

	5)	whether the role of those performing the service would be inconsistent with the auditor’s role (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted);

	6)	whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management;

	7)	whether the auditors, in effect, would be “auditing their own numbers”;

	8)	whether the project must be started and completed very quickly;

	9)	whether the audit firm has unique expertise in the service; and

	10)	the size of the fee(s) for the non-audit service(s).

The Committee may designate this role to one or more designated members of the Committee, who shall report their activity to the Committee;

e.	Establishes rules and procedures that reasonably ensure that the External Auditor does not perform any of the following prohibited procedures:

	1)	bookkeeping or other services related to the accounting records or financial statements;

	2)	financial information systems design and implementation;

	3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

	4)	actuarial services;

	5)	internal audit outsourcing services;

	6)	management functions or human resources;

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	7)	broker or dealer, investment adviser, or investment banking services;

	8)	legal services and expert services unrelated to the audit; and

	9)	any other service that the Audit Committee determines is impermissible.

f.	Ascertains whether all non-audit services provided by the External Auditor are disclosed in quarterly and annual financial reports;

g.	Meets privately with the External Auditor at regular meetings and on an as needed basis;

h.	Reviews the External Auditor’s report on:

	1)	the quality of accounting and disclosure and the accounting principles applied;

	2)	the reasonableness of judgments and estimates used in preparing the financial statements, including assumptions made and the completeness of the related disclosures;

	3)	all critical accounting policies and practices used;

4)

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments including for any off-balance sheet transactions, and the treatment preferred by the External Auditor;

	5)	other material written communications between the External Auditor and the Company’s management, including all management letters or comments;

	6)	the schedule of unadjusted differences; and

7)

the effectiveness of the Company’s internal controls in providing reasonable assurance that the financial statements and disclosures are fairly presented, comply with the legal and regulatory requirements, and provide timely detection of fraud.

i.	Resolves disagreements between management and the External Auditor regarding financial reporting.

2.       RELATED-PARTY TRANSACTIONS

The Committee shall review and approve all related-party transactions for which Audit Committee approval is required by applicable law (including SEC and Nasdaq rules) or required to be disclosed in the Company’s financial statements or SEC filings.

3.        GENERAL

The Audit Committee:

a.	Reviews quarterly (prior to the filing of the Company’s periodic reports):

	1)	the Company’s process for assessing the risk of fraudulent financial reporting;

2)

the Company’s process for identifying and reporting fraud, including the details of any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls; and

	3)	the report of the Chief Executive Officer and Chief Financial Officer regarding the Company’s disclosure controls and procedures.

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b.	Reviews the quarterly reporting process, annual financial statements, management certifications and External Auditor reports and attestations and ensures that:

	1)	the External Auditor performs timely reviews;

	2)	certifications, attestations, quarterly and annual financial statements as required by law are reviewed with the Audit Committee before filing with the SEC; and

	3)	the members of the Audit Committee have read the Company’s periodic reports that are filed with the SEC.

c.

Requires management and the Chief Financial Officer to advise the Committee of significant deficiencies, material weaknesses and significant changes in internal controls and disclosure controls and procedures as well as any illegal acts unless the illegal act is clearly inconsequential;

d.

Discusses with the Chief Financial Officer and the External Auditor the review process for the Company’s Information Technology procedures and controls, and inquires as to the specific security programs to protect against computer fraud or misuse from both within and outside the Company at least annually;

e.	Instructs the External Auditor and the Chief Financial Officer that the Committee expects to be advised if there are any areas known to them that require special attention of the Audit Committee;

f.	Maintains a calendar of agenda items which reflects the Audit Committee responsibilities and processes specified in this Audit Committee Charter;

g.	Reviews the Audit Committee Charter annually and has all proposed revisions approved by the Board of Directors;

h.	Self-assesses annually whether the Audit Committee has carried out the responsibilities defined in the Audit Committee Charter and takes any corrective action;

i.	Self-assesses annually whether the Audit Committee complies with its membership requirements and takes corrective action;

j.	Discloses in the Company’s proxy statement:

	1)	whether the Audit Committee satisfied its Audit Committee Charter responsibilities;

	2)	the complete Audit Committee Charter, at least every 3 years, or when significant amendments occur;

	3)	that the External Auditors have discussed judgments used in developing financial reports;

	4)	that the Audit Committee has discussed the judgments in private session; and

	5)	that the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

4. COMPLAINTS

The Committee shall establish and maintain procedures for:

a.	the receipt, retention and treatment of complaints received by the Company regarding fraud, accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees regarding fraud or questionable accounting or auditing matters.

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5.       AUTHORITY TO ENGAGE ADVISERS

The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

6.       FUNDING

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to:

a.	the External Auditor for the purpose of rendering or issuing an audit report;

b.	any advisors employed by the Committee; and

c.	ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

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EXAMPLES OF DUTIES

In addition to the preceding required processes, the Audit Committee will make inquiries; and take actions it deems appropriate in fulfilling its responsibilities for internal and disclosure controls and procedures for financial reporting purposes. The following are examples:

a.

Obtain from management explanations of significant variances in the annual financial statements between years and determine whether the data are consistent with the Management’s Discussion and Analysis (MD&A) section of the annual report, review with management the MD&A section of the Company’s periodic reports, and ask the extent to which the External Auditor reviewed the MD&A section;

b.

Request an explanation from management and the External Auditor of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, SEC or other regulatory bodies, that have an effect on the financial statements;

c.	Inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, or estimates made by management that had a material impact on the financial statements;

d.	Inquire as to whether there have been any significant attempts to shift revenue from one period to another;

e.

Inquire of the Chief Financial Officer and External Auditor as to the adequacy of the disclosure in the footnotes to the financial statements, including those for risks and uncertainties, commitments, contingencies and related parties;

f.	Inquire of management and the External Auditor if there were any significant financial reporting issues discussed during the accounting period and if so how they were resolved;

g.	Meet privately with the External Auditor to request its opinion on various matters including the quality of financial and accounting personnel and the internal audit staff;

h.

Ask the External Auditor representative what his/her greatest concerns are, what the External Auditor believes are the greatest risks to the Company and how likely these risks are to occur, and if he/she believes anything else should be discussed with the Audit Committee that has not been raised or covered elsewhere;

i.	Review the letter of management representations given to the External Auditor and inquire whether any difficulties were encountered in obtaining the letter or any specific representations therein;

j.

Discuss with management and the External Auditor the substance of any significant issues raised to the Committee by outside counsel concerning litigation, contingencies, claims or assessments. The Audit Committee should understand how such matters are reflected in the Company’s financial statements;

k.

Determine the open years on federal income tax returns and inquire as to whether there are any significant items that have been or might be disputed by the Internal Revenue Service, and inquire as to the status of the related tax reserves, accruals, contingencies and disclosure;

l.

Review Stratasys, Inc. Signature Authority Policy, Standards of Business Conduct and the Cash Investment Policy annually and make such modifications and amendments to the policies as it deems appropriate;

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m.	Determine whether the Company’s Accounting Policies have been periodically updated and kept current for changes in accounting and financial reporting standards and changes in the business;

n.	Discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

o.	Discuss policies with respect to risk assessment and risk management;

p.	Review with the External Auditor any difficulties encountered in the course of his/her work and management’s response;

q.

Set clear hiring policies for employees or former employees of the External Auditor that are consistent with the Sarbanes-Oxley Act, which prohibit an auditing firm from providing audit services to a company whose Chief Executive Officer, Chief Financial Officer or chief accounting officer (or any person serving in an equivalent position) was employed by the auditing firm and participated in the Company’s audit in any capacity within one year of audit initiation; and

r.	Assure regular rotation of the lead audit partner of the External Auditor as required by the Sarbanes- Oxley Act;

s.	Request from the External Auditor the External Auditor’s peer reports;

t.	Periodically evaluate the quality of service provided by the External Auditor; and

u.	Periodically assess whether the Audit Committee should rotate the firm that serves as the External Auditor.

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STRATASYS, INC. C/O CONTINENTAL STOCK TRANSFER 17 BATTERY PLACE NEW YORK, NY 10004	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Stratasys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stratasys, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STRTS1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

STRATASYS, INC.

Vote on Directors

1.	The election of six directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:	1.) 2.) 3.)	S. Scott Crump Ralph E. Crump Edward J. Fierko	4.) 5.) 6.)	Clifford H. Schwieter Arnold J. Wasserman Gregory L. Wilson	☐	☐	☐

For

			Against	Abstain
Vote on Amendment to Amended and Restated Certificate of Incorporation

2.	Proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock to 30,000,000 shares.	☐	☐	☐

3.				Upon such other matters as may properly come before the meeting or any adjournments thereof.

                                          The undersigned signatory hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

The undersigned signatory acknowledges receipt of a copy of the Notice of Annual Meeting, dated April 4, 2007, relating to the Annual Meeting.

                                          The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name and give title of signing officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

STRATASYS, INC. 14950 Martin Drive Eden Prairie, MN 55344-2020

PROXY

          The undersigned, a holder of common stock of Stratasys, Inc., a Delaware corporation (the “Company”), hereby appoints S. Scott Crump and Thomas W. Stenoien, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 8, 2007 and any adjournments thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESCRIBED IN PROPOSAL 2 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATASYS, INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:_______________________________________________________________________

_____________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)